UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2020

BUILDERS FIRSTSOURCE, INC.

(Exact Name of Registrant as Specified in its Charter)

0-51357	Delaware	52-2084569
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 1600, Dallas, Texas 75201

(Address of Principal Executive Offices)

(214) 880-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	BLDR	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 2.04 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 2.04 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 1, 2021, Builders FirstSource, Inc., a Delaware corporation (“Builders FirstSource”), completed its previously announced all stock merger transaction with BMC Stock Holdings, Inc., a Delaware corporation (“BMC”), pursuant to the Agreement and Plan of Merger, dated as of August 26, 2020 (as amended, restated, supplemented, or otherwise modified from time to time, the “Merger Agreement”), by and among Builders FirstSource, Boston Merger Sub I Inc., a Delaware corporation and a direct wholly owned subsidiary of Builders FirstSource (“Merger Sub”), and BMC. On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger on January 1, 2021 (the “Effective Time”), Merger Sub merged with and into BMC, with BMC continuing as the surviving corporation and a wholly owned subsidiary of Builders FirstSource (the “Merger”).

On the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each issued and outstanding share of the common stock, par value $0.01 per share, of BMC (the “BMC Common Stock”) was automatically converted into the right to receive 1.3125 shares (the “Exchange Ratio”) of common stock, par value $0.01 per share, of Builders FirstSource (the “BLDR Common Stock”). No fractional shares of BLDR Common Stock were issued in the Merger, and holders of shares of BMC Common Stock are entitled to receive cash in lieu of any such fractional shares.

Each outstanding BMC stock option held by an individual who was, as of immediately prior to the Effective Time, an employee or other service-provider of BMC or its subsidiaries became, at the Effective Time, an option to purchase, on the same terms and conditions (including applicable vesting, exercise and expiration provisions) applicable to each such BMC stock option as of immediately prior to the Effective Time, shares of BLDR Common Stock, with the number of shares subject to such option and the exercise price adjusted by the Exchange Ratio. Each outstanding BMC stock option held by an individual who was not, as of immediately prior to the Effective Time, an employee or other service-provider of BMC or its subsidiaries was cancelled and converted at the Effective Time into the right to receive cash in an amount equal to the product of (i) the number of shares of BMC Common Stock subject to such BMC stock option as of immediately prior to the Effective Time and (ii) the excess, if any, of the average closing market value of 1.3125 shares of BLDR Common Stock for the ten trading days ending one trading day preceding January 1, 2021, over the applicable exercise price per share of such BMC stock option, subject to applicable withholding taxes. Each outstanding BMC time-based and performance-based restricted stock unit vested at the Effective Time and settled in a number of shares of BLDR Common Stock equal to the number of shares of BMC Common Stock otherwise issuable upon settlement of such BMC restricted stock unit (assuming target level of performance for performance-based awards), multiplied by the Exchange Ratio, and subject to applicable withholding taxes.

The issuance of the shares of BLDR Common Stock as consideration in the Merger as described above was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the registration statement on Form S-4 (File No. 333-249376), filed with the SEC by Builders FirstSource and declared effective on November 18, 2020. The joint proxy statement/prospectus, dated November 18, 2020, included in the registration statement contains additional information about the above-described transactions.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.01. A copy of the press release announcing the completion of the Merger is filed as Exhibit 99.1 to this Current Report and incorporated herein by reference.

The Merger Agreement is incorporated by reference to provide security holders with information regarding its terms. It is not intended to provide any other factual information about Builders FirstSource or any of its subsidiaries or affiliates, including BMC. The Merger Agreement contains representations, warranties, and covenants by each of the parties to the Merger Agreement. These representations, warranties, and covenants were made solely for the benefit of the other parties to the Merger Agreement, are subject to limitations agreed upon by the parties, and (i) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to stockholders, and (iii) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. Accordingly, security holders should not rely on the representations, warranties, and covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of Builders FirstSource or any other party to the Merger Agreement. Moreover, information concerning the subject matter of representations and warranties may have changed after the date of the Merger Agreement, and such subsequent information may or may not be fully reflected in Builders FirstSource’s public disclosures.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 2.04 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

In connection with the completion of the Merger, on December 7, 2020, BMC caused to be issued a conditional notice of redemption for all of the outstanding 5.50% Senior Secured Notes due 2024 (the “Notes”), issued by BMC East, LLC (the “Notes Issuer”) under the Indenture, dated as of September 15, 2016 (as amended, restated, supplemented, or otherwise modified from time to time, the “Indenture”), among the Notes Issuer, the guarantors party thereto from time to time, and Wilmington Trust, National Association, as trustee and notes collateral agent, governing the Notes, providing that the Notes Issuer intended to conditionally redeem all outstanding aggregate principal amount of the Notes on January 4, 2021, subject to and conditioned upon the completion of the Merger. On January 4, 2021, following deposit of the redemption amount and other applicable amounts with the trustee, the obligations of BMC and the Notes Issuer under the Indenture and the Notes will be paid in full and terminated.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

Resignations and Appointment of Directors

As contemplated by the Merger Agreement, at the Effective Time, the size of the Board of Directors of Builders FirstSource (the “Board”) was increased to consist of twelve directors. Each of David A. Barr, M. Chad Crow, and Janice L. Davis resigned from the Board and from all committees of the Board of which such individual was a member, effective as of immediately prior to the Effective Time, but conditioned on, and subject to, consummation of the Merger.

Effective as of the Effective Time, the Board consists of twelve directors: (i) seven directors designated by Builders FirstSource (the “BLDR Designees”), and (ii) five directors designated by BMC (the “BMC Designees”). The BLDR Designees are Paul S. Levy, who will serve as Chairman of the Board, Daniel Agroskin, Cleveland A. Christophe, W. Bradley Hayes, Brett N. Milgrim, Floyd F. Sherman, and Craig A. Steinke. The BMC Designees are David E. Flitman, Mark Alexander, Cory J. Boydston, David W. Bullock, and James O’Leary.

The members of the Board have been appointed to the following classes, as of the Effective Time: Cleveland A. Christophe, David E. Flitman, W. Bradley Hayes, and Brett N. Milgrim serve in Class I of the Board; Daniel Agroskin, Mark Alexander, David W. Bullock, and Floyd F. Sherman serve in Class II of the Board; and Paul S. Levy, Cory J. Boydston, James O’Leary, and Craig A. Steinke serve in Class III of the Board.

The composition of the standing committees of the Board, as of the Effective Time, are as follows: (i) the Audit Committee of the Board consists of Mark Alexander, Cory J. Boydston, W. Bradley Hayes, and Craig A. Steinke, with W. Bradley Hayes as the chairman of the committee; (ii) the Nominating and Corporate Governance Committee of the Board consists of David W. Bullock, Cleveland A. Christophe, and Craig A. Steinke, with Craig A. Steinke as the chairman of the committee; and (iii) the Compensation Committee of the Board consists of Daniel Agroskin, Cleveland A. Christophe, Brett N. Milgrim, and James O’Leary, with Cleveland A. Christophe as the chairman of the committee.

Cory J. Boydston is the Chief Financial Officer of Ashton Woods Homes, a homebuilder headquartered in Atlanta, Georgia and a customer of Builders FirstSource. Ashton Woods Homes purchases building materials from Builders FirstSource from time to time in the ordinary course of business pursuant to pricing arrangements determined in local markets in connection with competitive bid processes involving other third parties. Activity associated with those transactions was not significant in 2020. Other than pursuant to the Merger Agreement and the previously disclosed Flitman Employment Agreement (as defined below), Builders FirstSource is not aware of any transactions involving the BMC Designees that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than pursuant to the Merger Agreement and the Flitman Employment Agreement, there are no arrangements or understandings between any of the BMC Designees and any other persons pursuant to which a BMC Designee was selected as a director of Builders FirstSource.

Under Builders FirstSource’s Amended and Restated Director Compensation Policy (the “Policy”) effective January 15, 2021, eligible directors will receive an annual cash retainer of $100,000 and an annual grant of restricted stock units with a value of $150,000. Committee members will also receive a fee of $5,000 per year. Eligible directors may elect to receive shares of BLDR Common Stock in lieu of any cash fees accrued under the Policy. As eligible directors, the BMC Designees (excluding David E. Flitman) will receive compensation under the Policy beginning on January 15, 2021.

In connection with their appointment to the Board, the BMC Designees will enter into indemnification agreements with Builders FirstSource, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Resignation & Appointment of Officers

In connection with the Merger and effective at the Effective Time, Mr. M. Chad Crow, the current Chief Executive Officer of Builders FirstSource, ceased to serve as President of Builders FirstSource, and, pursuant to the previously disclosed Flitman Employment Agreement, Mr. David E. Flitman was appointed President of Builders FirstSource. Effective on the ninety-first (91st) day following the Effective Time and following the retirement of Mr. Crow as Chief Executive Officer of Builders FirstSource, Mr. Flitman will also be appointed to serve as the Chief Executive Officer of Builders FirstSource.

In connection with the Merger and effective prior to the Effective Time, as previously announced, Mr. Donald F. McAleenan resigned as Senior Vice President, General Counsel, and Secretary of Builders FirstSource. Mr. McAleenan remains an employee of Builders FirstSource.

In connection with the Merger and effective at the Effective Time, Mr. David E. Rush, the current Senior Vice President & Chief Operating Officer – East of Builders FirstSource, was elected by the Board to serve as the Executive Vice President – Integration of Builder FirstSource and will cease to serve as Senior Vice President & Chief Operating Officer – East.

In connection with the Merger and effective at the Effective Time, Mr. Scott Robins, the current Senior Vice President & Chief Operating Officer – West of Builders FirstSource, was elected by the Board to serve as the President – West Division of Builder FirstSource and will cease to serve as Senior Vice President & Chief Operating Officer – West.

In connection with the Merger and effective at the Effective Time, Mr. Peter Jackson, the current Senior Vice President and Chief Financial Officer of Builders FirstSource, was elected by the Board to serve as the Executive Vice President and Chief Financial Officer of Builder FirstSource.

Employment Agreements

David E. Flitman

As previously disclosed, on August 26, 2020, in connection with the parties’ entrance into the Merger Agreement, Builders FirstSource entered into an amended and restated employment agreement with Mr. Flitman (the “Flitman Employment Agreement”). The Flitman Employment Agreement became effective at the Effective Time on January 1, 2021.

The foregoing description of the Flitman Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Flitman Employment Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

David E. Rush

In connection with Mr. Rush’s appointment as Executive Vice President – Integration, Builders FirstSource entered into an Amended and Restated Employment Agreement with Mr. Rush, effective at the Effective Time (the “Rush Employment Agreement”). The material terms of the Rush Employment Agreement are as follows:

•

The term of the Rush Employment Agreement shall commence as of the Effective Time and end on the second anniversary of the Effective Time, and thereafter shall automatically renew on a month-to-month basis for up to one year as necessary to complete the integration of the Merger. After the second anniversary of the Effective Time, either party may give thirty days’ notice of his or its intent to end the term at the next monthly renewal date.

•	Mr. Rush’s initial base salary shall be $525,000, subject to annual review (but may not be decreased).

•

Mr. Rush will be eligible to earn a target cash bonus of $1,500,000 during the term of the Rush Employment Agreement based on realized run rate achievements agreed to by the parties. Mr. Rush’s maximum cash bonus potential is $1,800,000.

•

Mr. Rush will be eligible to earn a target restricted stock unit award of $3,000,000 (the “Integration RSUs”) during the term of the Rush Employment Agreement based on realized run rate achievements agreed to by the parties. One-half of the restricted stock units are time-based, vesting in two equal installments on the first and second anniversaries of the Effective Time. One-half of the restricted stock units are performance-based, based on the run rate achievements agreed to by the parties, as determined on the second anniversary of the Effective Time. Mr. Rush’s maximum time-based restricted stock unit award is $1,500,000 and maximum performance-based restricted stock unit award is $1,800,000.

•

Subject to his execution of a release, Mr. Rush will be entitled to certain post-termination payments and benefits in the event his employment is terminated without cause (as defined in the Rush Employment Agreement) or he resigns because of a material diminution of job title or responsibilities or a relocation of his principal place of employment more than 100 miles from its current location without his consent or in other qualifying circumstances set forth in the Rush Employment Agreement. Depending on the circumstances, these payments include payments and benefits of up to a maximum of (i) one year of base salary, (ii) one year of health and welfare benefits, (iii) an amount equal the average of his two most recent full-year annual bonus amounts, (iv) accelerated vesting of any time-based Integration RSUs, and (v) accelerated vesting of any Integration RSUs at target performance.

•	The Rush Employment Agreement includes confidentiality, 12-month post-termination non-competition, and 24-month post-termination non-solicitation covenants.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 31, 2020, Builders FirstSource amended its Amended and Restated Certificate of Incorporation to increase the number of authorized shares of BLDR Common Stock from 200,000,000 shares of BLDR Common Stock to 300,000,000 shares of BLDR Common Stock, by replacing that reference to “200,000,000” in the first full paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation with “300,000,000.”

The foregoing description of the amendment to the Amended and Restated Certificate of Incorporation is qualified in its entirety by reference to the full text of the amendment to the Amended and Restated Certificate of Incorporation, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed as part of this Current Report:

Exhibits Number	Description

2.1	Agreement and Plan of Merger, dated as of August 26, 2020, by and among Builders FirstSource, Inc., Boston Merger Sub I Inc., and BMC Stock Holdings, Inc. (incorporated by reference to Exhibit 2.1 to Builders FirstSource’s Current Report on Form 8-K filed with the SEC on August 27, 2020, File No. 000-51357).

3.1	Amendment to Amended and Restated Certificate of Incorporation of Builders FirstSource, Inc.

10.1	Builders FirstSource, Inc. Form of Director Indemnification Agreement (incorporated by reference to Exhibit 10.13 to Amendment No. 3 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on May 26, 2005, File Number 333-122788).

10.2	Amended and Restated Employment Agreement, dated as of August 26, 2020, between David E. Flitman, Builders FirstSource, Inc., and BMC Stock Holdings, Inc. (incorporated by reference to Exhibit 10.1 to Builders FirstSource’s Current Report on Form 8-K filed with the SEC on August 27, 2020, File No. 000-51357).

99.1	Press Release, dated January 4, 2021.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.

Dated: January 4, 2021	By:	/s/ Peter Jackson
	Name:	Peter Jackson
	Title:	Executive Vice President and Chief Financial Officer